As filed with the Securities and Exchange Commission on March 5, 2021
Registration No. 333-219376

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

Registration Statement
under
The Securities Act of 1933

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. employer identification no.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Address of principal executive offices, including zip code)

AAR CORP. Supplemental Key Employee Retirement Plan
 (Full title of the plan)

Jessica A. Garascia
General Counsel
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Name and address of agent for service)

(630) 227-2000
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive
71st Floor
Chicago, Illinois 60606
(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

AAR CORP. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2017, File No. 333-219376 (the “2017 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Supplemental Key Employee Retirement Plan (the “SKERP”). A total of 300,000 shares of Common Stock were initially registered for issuance under the 2017 Form S-8.

No shares of Common Stock have been offered or sold under the SKERP, and the Registrant no longer intends to provide shares of Common Stock as an investment option under the SKERP. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister, as of the date hereof, all 300,000 shares of Common Stock registered pursuant to the Registration Statement, which remain unsold or otherwise unissued as of the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on the 5th day of March , 2021.

AAR CORP.
(Registrant)

By:	/s/ John M. Holmes
John M. Holmes
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John M. Holmes	President and Chief Executive Officer; Director	March	5	, 2021
John M. Holmes	(Principal Executive Officer)

/s/ Sean M. Gillen	Vice President and Chief Financial Officer	March	5	, 2021
Sean M. Gillen	(Principal Financial Officer)

/s/ Eric S. Pachapa*	Vice President, Controller and Chief Accounting
Eric S. Pachapa	Officer (Principal Accounting Officer)

/s/ David P. Storch	Chairman of the Board; Director	March	5	, 2021
David P. Storch

/s/ Anthony K. Anderson*	Director
Anthony K. Anderson

/s/ Michael R. Boyce*	Director
Michael R. Boyce

/s/ James E. Goodwin*	Director
James E. Goodwin

SIGNATURE	TITLE	DATE

/s/ Duncan J. McNabb*	Director
Duncan J. McNabb

/s/ Peter Pace*	Director
Peter Pace

/s/ Jennifer L. Vogel*	Director
Jennifer L. Vogel

/s/ Marc J. Walfish*	Director
Marc J. Walfish

*By:	/s/ David P. Storch	March	5	, 2021
David P. Storch
Attorney-in-Fact

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